POWER OF ATTORNEY


     The undersigned, Lester Charles Lukmann III, hereby constitutes and appoints Thomas F. Swirski as the undersigned's true and lawful attorney-in-fact and agent, from the date hereof until such authority is terminated by me in writing, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any Form 4 or 5 - Statement of Changes in Beneficial Ownership of Securities required to be filed by the undersigned with respect to the undersigned's beneficial ownership of securities of City Savings Financial Corporation (the "Company"), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Executed by the undersigned as of this 8th day of September, 2004.


/s/  Lester  Charles  Lukmann  III
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Lester  Charles  Lukmann  III